Exhibit 10.30.2
AMENDMENT NO. 2
TO THE
MASTER PROJECT MANAGEMENT AGREEMENT
This Amendment No. 2 to the Master Project Management Agreement (this “Amendment”), is dated and effective as of February 12, 2024, by and among BRAEMAR TRS CORPORATION, a Delaware corporation, CHH III TENANT PARENT CORP. a Delaware corporation and RC HOTELS (VIRGIN ISLANDS), INC., a U.S. Virgin Islands corporation (together with any taxable REIT subsidiaries of the Partnership hereafter existing, hereinafter referred to as a “Lessee”), PREMIER PROJECT MANAGEMENT LLC, a Maryland limited liability company (the “Manager”), BRAEMAR HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”) and the Landlords. All capitalized terms appearing herein that are not otherwise defined shall have the meanings ascribed to them in the Master Project Management Agreement, dated August 8, 2018, by and among the parties hereto (the “Master Agreement”).
W I T N E S S E T H:
WHEREAS, the parties hereto wish to amend the Master Agreement as set forth herein to change to method of revenue recognition for Manager and not to otherwise alter the rights of any of the parties thereto.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:
ARTICLE I.AMENDMENTS TO THE MASTER AGREEMENT
Section 1.1     The second paragraph of Section 8.02(A) of the Master Agreement is hereby modified as follows:
Manager shall be paid a project management fee (herein, the “Project Management Fee”) equal to four percent (4%) of the total project costs associated with the implementation of the Capital Improvement Budget (both hard and soft) until such time that the Capital Improvement Budget and/or renovation project involves the expenditure of an amount in excess of five percent (5%) of Gross Revenues of the applicable Hotel (as such Gross Revenues are certified to Manager from Lessee from time to time), whereupon the Project Management Fee shall be reduced to three percent (3%) of the total project costs in excess of the five percent (5%) of Gross Revenue threshold. Any onsite or dedicated personnel required for the direct supervision of the implementation of a Capital Improvement Budget or other renovation project will be a direct cost to, and shall be reimbursed by, the Landlord. The Project Management Fee, Development Fee (as defined in the Mutual Exclusivity Agreement), and Market Service Fees will be payable monthly as the service is delivered based on percentage complete, as reasonably determined by Manager for each service, or payable as set forth in other agreements.

ARTICLE II.MISCELLANEOUS
Section 2.1Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.

Section 2.2Governing Law. This Amendment and its interpretation, validity and performance shall be governed by the laws of the State of Texas without regard to its conflicts of laws principles. In the event any court of law of appropriate judicial authority shall hold or declare that the law of another jurisdiction is applicable, this Amendment shall remain enforceable under the laws of the appropriate jurisdiction. The parties hereto agree that venue for any action in connection herewith shall be proper in Dallas County, Texas. Each party hereto consents to the jurisdiction of any local, state or federal court situated in any of such locations and waives any objection which it may have pertaining to improper venue or forum non conveniens to the conduct of any proceeding in any such court.
Section 2.3Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.
Section 2.4Ratification of the Master Agreement. Except as expressly amended hereby, the Master Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
Section 2.5Applicability. This Amendment is intended to affect all Hotels collectively that are subject to the Master Agreement, whether operated by Lessee or a New Lessee, and Lessee executes this Amendment on behalf of itself and each New Lessee.

[Signatures follow on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

PARTNERSHIP:
BRAEMAR HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership
By:     Braemar OP General Partner LLC,
its general partner
    By: /s/ Deric Eubanks
Deric Eubanks
Chief Financial Officer

LESSEE:
BRAEMAR TRS CORPORATION, a Delaware corporation
By:     /s/ Deric Eubanks
Deric Eubanks
President

CHH III TENANT PARENT CORP, a Delaware corporation
By:     /s/ Deric Eubanks
Deric Eubanks
President

RC HOTELS (VIRGIN ISLANDS), INC., a U.S. Virgin Islands corporation
By:     /s/ Deric Eubanks
Deric Eubanks
Treasurer

[Signature Page to Amendment No. 2 to Master Project Management Agreement]

MANAGER:
PREMIER PROJECT MANAGEMENT LLC, a Maryland limited liability company
By:     /s/ Hector Sanchez
Hector Sanchez
CEO
[Signature Page to Amendment No. 2 to Master Project Management Agreement]